EXHIBIT 99.2

April 24, 2025 1 1Q 2025 Financial Results

Forward Looking Statements 2 Certain statements contained in this presentation that are not historical facts may constitute forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . We may also make forward - looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees . You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations . Forward - looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control . These include, but are not limited to, changes in interest rates ; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates ; turbulence in the capital and debt markets ; competitive pressures from other financial institutions ; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives ; changes in the value of securities and other assets in the Company’s investment portfolio ; increases in loan and lease default and charge - off rates ; the adequacy of allowances for loan and lease losses ; failure to complete the proposed merger with Berkshire Hills Bancorp, Inc . (“Berkshire”) or unexpected delays related to the merger or either party’s inability to satisfy closing conditions required to complete the merger ; failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger) ; certain restrictions during the pendency of the proposed merger with Berkshire that may impact the Company’s ability to pursue certain business opportunities or strategic transactions ; the diversion of management’s attention from ongoing business operations and opportunities ; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments ; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics ; changes in regulation ; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments ; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired ; and changes in assumptions used in making such forward - looking statements . Forward - looking statements involve risks and uncertainties which are difficult to predict . The Company’s actual results could differ materially from those projected in the forward - looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10 - K, as updated by its Quarterly Reports on Form 10 - Q and other filings submitted to the SEC . The Company does not undertake any obligation to update any forward - looking statement to reflect circumstances or events that occur after the date the forward - looking statements are made . Non - GAAP In addition to financial measures presented in accordance with U . S . generally accepted accounting principles (“GAAP”), this presentation contains certain non - GAAP financial measures, including, without limitation, operating earnings, and the ratios of tangible common equity to tangible assets . The presentation of non - GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP . Please see the Earnings Release for certain Non - GAAP reconciliations .

Additional Information and Where To Find It 3 This presentation contains information with respect to the proposed transaction involving The Company and Berkshire . This material is not a solicitation of any vote or approval of the Brookline or Berkshire stockholders and is not a substitute for the joint proxy statement/prospectus or any other documents that Brookline and Berkshire may send to their respective stockholders in connection with the proposed transaction . This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . In connection with the proposed transaction between The Company and Berkshire, Berkshire filed with the SEC a Registration Statement on Form S - 4 (the “Registration Statement”) that included a joint proxy statement for the respective special meetings of Brookline’s and Berkshire’s stockholders to approve the proposed transaction and that constituted a prospectus for the Berkshire common stock that will be issued in the proposed transaction, as well as other relevant documents concerning the proposed transaction . BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND STOCKHOLDERS OF BERKSHIRE AND BROOKLINE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION . The Company and Berkshire have each mailed the joint proxy statement/prospectus to its stockholders . Stockholders are also urged to carefully review and consider Berkshire’s and Brookline’s public filings with the SEC, including, but not limited to, their respective proxy statements, Annual Reports on Form 10 - K, as amended, Quarterly Reports on Form 10 - Q, and Current Reports on Form 8 - K . Copies of the Registration Statement and of the joint proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about The Company and Berkshire, can be obtained, free of charge, at the SEC’s website ( http : //www . sec . gov) . Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Kevin Conn, Berkshire Hills Bancorp, 60 State Street, Boston, MA 02109 , (617) 641 - 9206 or to Carl Carlson, Brookline Bancorp, 131 Clarendon Street, Boston, MA 02116 , (617) 425 - 5331 . Participants in the Solicitation Brookline, Berkshire, and certain of their respective directors, executive officers and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies from the stockholders of Brookline and stockholders of Berkshire in connection with the proposed transaction . Information regarding Berkshire’s directors and executive officers is available in its Annual Report on Form 10 - K for the year ended December 31 , 2024 , which was filed with the SEC on March 3 , 2025 , as amended on March 19 , 2025 , and other documents filed by Berkshire with the SEC . Information regarding Brookline’s directors and executive officers is available in its Annual Report on Form 10 - K for the year ended December 31 , 2024 , which was filed with the SEC on March 3 , 2025 , as amended on March 19 , 2025 and other documents filed by Brookline with the SEC . Other information regarding the persons who may, under the SEC’s rules, be deemed to be participants in the proxy solicitation of Brookline’s stockholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus regarding the proposed transaction and other relevant materials filed with the SEC when they become available, which may be obtained free of charge as described in the preceding paragraph .

x Loans declined $136 million, driven by a reduction in CRE loans of $135 million. x Customer deposits increased $113 million. x Margin increased 10 bps to 3.22%. x Announced Merger of Equals with Berkshire Hills Bancorp Dec. 16th. x Operating Earnings excludes $1 million in Merger related expenses. 4 x NPAs to total assets of 0.56%. x Net charge offs $7.6 million (0.31% annualized). x The reserve for loan losses represents a coverage ratio of 129 basis points. x Total Risk Based Capital of 12.8%* and Tangible Common Equity of 8.7%. Quarterly Net Income of $19.1 million and EPS of $0.21 Quarterly Operating Earnings of $20.0 million and EPS of $0.22 Quarterly Dividend of $0.135 Per Share * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings.

Summary Income Statement

$m, except per share amts	Linked Quarter (LQ) 1Q25	4Q24	Δ	%Δ	Year over Year (YoY) 1Q24	Δ	%Δ
Net interest income	$ 85.8	$ 85.0	$ 0.8	1%	$ 81.6	$ 4.2	5%
Noninterest income	5.7	6.5	(0.8)	-12%	6.3	(0.6)	-10%
Security gains (losses)	-	-	-	-	-	-	-
Total Revenue	91.5	91.5	-	0%	87.9	3.6	4%
Noninterest expense	59.0	60.3	(1.3)	-2%	61.0	(2.0)	-3%
Restructuring/Merger exp.	1.0	3.4	(2.4)	-71%	-	1.0	-
Pretax, Preprov. Net Rev.	31.5	27.8	3.7	13%	26.9	4.6	17%
Provision for credit losses	6.0	4.0	2.0	50%	7.4	(1.4)	-19%
Pretax income	25.5	23.8	1.7	7%	19.5	6.0	31%
Provision for taxes	6.4	6.3	0.1	2%	4.8	1.6	33%
Net Income	$ 19.1	$ 17.5	$ 1.6	9%	$ 14.7	$ 4.4	30%
EPS	**$ 0.21**	**$ 0.20**	**$ 0.01**	**5%**	**$ 0.16**	**$ 0.05**	**31%**
Avg diluted shares (000s)	89,568	89,484	84	0%	89,182	386	0%
Return on Assets	0.66%	0.61%	0.05%		0.51%	0.15%	
Return on Tangible Equity	7.82%	7.21%	0.61%		6.26%	1.56%	
Net Interest Margin	3.22%	3.12%	0.10%		3.06%	0.16%	
Efficiency Ratio	65.60%	69.58%	-3.98%		69.44%	-3.84%	

- Net Income of $19.1 million or $0.21 per share.
- Net interest income increased $0.8 million from Q4 driven by lower funding costs.
- Noninterest income declined $0.8 million from prior quarter on lower derivative activity.
- Noninterest expense declined $1.3 million linked quarter, due to lower compensation and employee benefit costs.
- Merger expenses associated with the 12/16/24 announced merger with Berkshire Hills Bancorp.
- The provision for credit losses was $6 million for the quarter, an increase of $2 million from 4Q'24.

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.

BROOKLINE BANCORP
5

GAAP versus Operating Earnings (non - GAAP) Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. 6 ▪ Operating earnings per share of $0.22 excludes $971 thousand in Merger Expenses associated with the announced Merger of Equals with Berkshire Hills Bancorp incurred during the quarter. ▪ The merger related expenses realized in the quarter were largely not tax deductible. Operating Non - Core GAAP $m, except per share amts $ 85.8 $ - $ 85.8 Net interest income 5.7 5.7 - Noninterest income - - - Security gains (losses) 91.5 91.5 - Total Revenue 59.0 59.0 - Noninterest expense - (1.0) 1.0 Merger expense 32.5 1.0 31.5 Pretax, Preprov. Net Rev. 6.0 6.0 - Provision for credit losses 26.5 1.0 25.5 Pretax income 6.4 6.4 - Provision for taxes $ 20.1 $ 1.0 $ 19.1 Net Income $ 0.22 $ 0.01 $ 0.21 EPS 89,568 89,568 89,568 Avg diluted shares (000s) 0.69% 0.66% Return on Assets 8.12% 7.82% Return on Tangible Equity 3.22% 3.22% Net Interest Margin 64.48% 65.60% Efficiency Ratio 1Q25

Margin – Yields and Costs LQ Δ Prior Quarter 1Q25 Yield Interest Avg Bal Yield Interest Avg Bal Yield Interest Avg Bal $ millions - 0.15% $ (4.3) $ (44) 6.07% $ 148.1 $ 9,763 5.92% $ 143.8 $ 9,719 Loans - 0.08% (0.4) (6) 3.68% 10.8 1,168 3.60% 10.4 1,162 Investments & earning cash - 0.14% $ (4.7) $ (50) 5.81% $ 158.9 $ 10,931 5.67% $ 154.2 $ 10,881 Interest Earning Assets - 0.15% $ (3.1) $ 103 3.16% $ 56.6 $ 7,110 3.01% $ 53.5 $ 7,213 Interest bearing deposits - 0.06% (2.2) (130) 5.02% 16.6 1,294 4.96% 14.4 1,164 Borrowings - 0.17% $ (5.3) $ (27) 3.46% $ 73.2 $ 8,404 3.29% $ 67.9 $ 8,377 Interest Bearing Liabilities 0.03% 2.35% 2.38% Net interest spread $ 0.6 0.10% 3.12% $ 85.7 3.22% $ 86.3 Net interest income, TEB / Margin (0.2) 0.7 0.5 LESS: Tax Equivalent Basis (TEB) Adj. $ 0.8 $ 85.0 $ 85.8 Net Interest Income 5.50% 8.50% 5.34% 5.44% 4.62% 4.21% 4.20% % 4.50% 7.50 4.49% 4.4 0% 4.25% 4.38% % 4.58 4.50% 7.50% 4.41% 4.44% 3.89% 3.96% 4.23% Fed Funds (upper) Prime SOFR Ameribor 2Y Treasury 5Y Treasury 10Y Treasury 3/31/2024 6/30/2024 9/30/2024 12/31/2024 3/31/2025 Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. 7

Summary Balance Sheet

$m, except per share amts	Linked Quarter (LQ) 1Q25	4Q24	Δ	Year over Year (YoY) 1Q24	Δ	%Δ
Gross Loans, investment	$ 9,643	$ 9,779	$ (136)	$ 9,655	$ (12)	0%
Allowance for loan losses	(124)	(125)	1	(120)	(4)	3%
Net Loans	9,519	9,654	(135)	9,535	(16)	0%
Securities	882	895	(13)	866	16	2%
Cash & equivalents	358	544	(186)	302	56	19%
Intangibles	257	258	(1)	264	(7)	-3%
Other assets & Loans, HFS	504	554	(50)	576	(72)	-13%
Total Assets	$ 11,520	$ 11,905	$ (385)	$ 11,543	$ (23)	0%
Deposits	$ 8,911	$ 8,902	$ 9	$ 8,719	$ 192	2%
Borrowings	1,156	1,520	(364)	1,362	(206)	-15%
Reserve for unfunded loans	5	6	(1)	16	(11)	-69%
Other Liabilities	208	255	(47)	252	(44)	-17%
Total Liabilities	10,280	10,683	(403)	10,349	(69)	-1%
Stockholders' Equity	1,240	1,222	18	1,194	46	4%
Total Liabilities & Equity	$ 11,520	$ 11,905	$ (385)	$ 11,543	$ (23)	0%
TBV per share	$ 11.03	$ 10.81	$ 0.22	$ 10.47	$ 0.56	5%
Actual shares outstanding (000)	89,105	89,098	7	88,895	210	0%
Tang. Equity / Tang. Assets	8.73%	8.27%	0.46%	8.25%	0.48%	
Loans / Deposits	108.21%	109.85%	-1.64%	110.74%	-2.53%	
ALLL / Gross Loans	1.29%	1.28%	0.01%	1.24%	0.05%	

- Total assets declined $385 million driven by declines in loans and cash equivalents.
- Loans declined $136.6 million.
- Combined, Securities and Cash equivalents declined $199 million.
- The allowance for loan losses decreased $1 million.
- ALLL coverage increased to 1.29%.
- Deposits increased $9 million.
- Borrowings declined $364 million.
- Tangible Equity to Tangible Assets of 8.73%*.

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented. *Reconciliation of Non-GAAP measures in Earnings Release.

BROOKLINE BANCORP 8

Loan and Deposit Composition 16% 13% 58% 13% Loans 19% 7% 20% 24% 21% 9% CRE C&I Equipment Consumer Deposits DDA NOW Savings MMkt CDs Brkd 6% 118 2,066 68 2,116 2,184 Money market 12% 208 1,670 (8) 1,886 1,878 CDs - 21% (206) 971 (104) 869 765 Brokered deposits 2% $ 192 $ 8,719 $ 9 $ 8,902 $ 8,911 Total Deposits 9%Δ Δ 1Q24 Δ 4Q24 1Q25 $ millions - 3% $ (174) $ 5,755 $ (135) $ 5,716 $ 5,581 CRE 20% 208 1,042 38 1,212 1,250 Commercial S - 8% (112) 1,375 (32) 1,295 1,263 Equipment Finance OA N 4% 66 1,483 (7) 1,556 1,549 Consumer L Total Loans $ 9,643 $ 9,779 $ (136) $ 9,655 $ (12) 0% 2% $ 36 $ 1,629 $ (28) $ 1,693 $ 1,665 Demand deposits - 5% (30) 655 8 617 625 NOW 4% 66 1,728 73 1,721 1,794 Savings Linked Quarter (LQ) Year over Year (YoY) DEPOSITS Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. • Intentional reduction in Investment Commercial Real Estate (ICRE) loans. • ICRE / Total Risk Based Capital of 375%. • Customer deposits increased $113 million as Brokered deposits decreased $104 million.

Capital Strength 10 ▪ As of March 31, 2025, the Company maintained capital well above regulatory “well capitalized” requirements. Capital in Excess of "Well Capitalized" Brookline Board Policy Limits Regulatory BASEL III Requirements preliminary estimates* Regulatory Capital Buffer $ Regulatory Capital Buffer % Operating Targets Policy Minimums "Well Capitalized" Minimum Mar - 25 $ millions $ 411.3 4.3% ≥ 8.0% ≥ 7.5% ≥ 6.5% ≥ 4.5% 10.8% Tier 1 Common / RWA $ 278.1 2.9% ≥ 9.5% ≥ 9.0% ≥ 8.0% ≥ 6.0% 10.9% Tier 1 / RWA $ 266.3 2.8% ≥ 11.5% ≥ 11.0% ≥ 10.0% ≥ 8.0% 12.8% Total Risk Based Capital $ 473.2 4.2% ≥ 6.0% ≥ 5.5% ≥ 5.0% ≥ 5.0% 9.2% Leverage Ratio * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings.

Regular Dividends Per Share The Board of Directors announced a dividend of $0.135 per share payable May 23, 2025 to stockholders of record on May 9, 2025. $0.046 11 $0.096 $0.110 $0.210 $0.316 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.355 $0.360 $0.360 $0.395 $0.440 $0.460 $0.480 $0.520 $0.540 $0.540 $0.135 $0.135 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1'25 Q2'25

Berkshire – Brookline Partnership

Merger Update

Proxy statement/prospectus filed with the SEC

Regulatory Applications filed with the appropriate federal and state agencies

Stockholder meetings to be held on **May 21, 2025**

Anticipate Closing in the second half of **2025**

Decisions on the Core Banking Platform are completed. Conversion planning underway. **Targeting Feb 2026** for core systems conversions

Strategic Highlights*

Transformative partnership creating a premier **$24 billion Northeast franchise** positioned to benefit from significant economies of scale

Highly-complementary geographic footprints with top 10 deposit market share in **14 of 19** pro forma MSAs

Combines Berkshire's **funding base** with Brookline's **commercial lending focus** in metro markets

Pro forma institution will **leverage the strengths** and best practices of both companies to **drive operating performance**

Attractive Deal Metrics*

Berkshire legal acquirer, Brookline accounting acquirer. Berkshire balance sheet marked to market at close, providing greater flexibility in balance sheet management

Identified cost savings of **12.6%** of the combined company's expense base

Significant earnings per share accretion (**40%** GAAP | **23%** cash in 2026) with a TBV earnback period **less than 3 years**

Materially enhances profitability profile of both companies with projected 2026 ROAA of **1.28%** and ROATCE of **16.5%**

Actions Taken

- Transaction Announced **12/16/24**
- Filed Applications With Regulators **03/17/25**
- Filed S4 / Proxy **04/08/25**

Next Steps

- Stockholder Meetings 05/21/25
- Anticipate Regulatory Approvals
- Anticipate Legal and Financial Close of the Merger and Consolidation of Bank Charters Second Half 2025
- Core System Conversions February 2026

* As announced on December 16, 2024.

BROOKLINE BANCORP 12

QUESTIONS Paul A. Perrault, Chairman and Chief Executive Officer Carl M. Carlson, Co - President, Chief Financial and Strategy Officer Thank You. 13

APPENDIX RHODE ISLAND - PROVIDENCE BOSTON / EASTERN MASSACHUSETTS (14) WESTCHESTER / LOWER HUDSON VALLEY, NY (27) (22) Subsidiary of Eastern Funding 14

Non Performing Assets and Net Charge Offs Linked Quarter (LQ) Year over Year (YoY) Δ 1Q24 Δ 4Q24 1Q25 ons Non Performing Assets (NPAs), in milli $ (1.0) $ 18.4 $ (0.7) $ 18.1 $ 17.4 CRE 23.6 16.8 (5.8) 46.2 40.4 C&I (0.2) 5.5 0.3 5.0 5.3 Consumer 22.4 (0.1) 40.7 0.8 (6.2) - 69.3 0.7 63.1 0.7 Total Non Performing Loans (NPLs) Other real estate owned charge - off of a C&I loan (0.8) 1.0 (0.2) 0.4 Other repossessed assets 0.2 that had a meaningful specific reserve. $ 21.5 $ 42.5 $ (6.4) $ 70.4 Total NPAs $ 64.0 0.23% 0.42% - 0.06% 0.71% NPLs / Total Loans 0.65% 0.19% 0.37% - 0.03% 0.59% NPAs / Total Assets 0.56% Net Charge Offs (NCOs), in millions $ (0.6) $ 0.6 $ - $ - $ - CRE loans (0.6) 8.2 0.3 7.3 7.6 C&I loans - - - - - Consumer loans $ (1.2) $ 8.8 $ 0.3 $ 7.3 $ 7.6 Total Net Charge Offs - 0.05% 0.36% 0.01% 0.30% 0.31% NCOs / Loans (annualized) Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. 15 ▪ NPLs declined $6.2 million from the prior quarter driven by charge - offs and minimal further credit deterioration. ▪ Net charge offs of $7.6 million in the quarter driven by a $7.1 million

Key Economic Variables - CECL Select Economic Variables from the Moody’s Baseline Forecasts ▪ The Company uses Moody’s forecasts as inputs into the models used to estimate credit losses under CECL. 16 ▪ The March 2025 Baseline economic forecast was mixed compared to the December 2024 forecast: ▪ GDP – FAVORABLE ▪ Unemployment – UNFAVORABLE ▪ CRE Price Index – FAVORABLE ▪ We have maintained our forecast weightings for 1Q’25 reflecting greater risk to the downside versus upside: ▪ 35% Moderate Recession; neutral target of 30% ▪ 40% Baseline; neutral target of 40% ▪ 25% Stronger Near Term Growth; neutral target of 30% Stronger Near Term Growth (S1) Baseline Moderate Recession (S3) Weightings of Moody's Forecast for CECL Model 1Q 2025 35% 40% 25% 25% 40% 35% 4Q 2024 5% 45% 50% 3Q 2024 0% 40% 60% 2Q 2024 0% 40% 60% 1Q 2024 Change from Prior CURRENT: 1Q'25 Prior Quarter: Baseline Scenario 2026 2025 2026 2025 2026 2025 140 57 24,341 23,878 24,201 23,821 GDP 0.3 0.1 4.4 4.2 4.1 4.1 Unemployment Rate (0.4) (0.1) 3.0 4.0 3.4 4.1 Fed Fund Rate - - 4.3 4.3 4.3 4.3 10 Treasury 3.9 3.6 318.8 307.8 314.9 304.2 CRE Price Index

Major Loan Segments with Industry Breakdown

1Q25

Loans outstanding ($millions)



$4,613
$2,070
$1,411
$1,549

Investment CRE	Perm	Constr	Total	48%
	Perm	Constr	Total	%
Apartment	$ 1,288	$ 99	**$ 1,387**	30%
Retail	792	3	**795**	17%
Office	658	-	**658**	14%
Industrial	649	4	**653**	14%
Mixed Use	426	2	**428**	9%
1-4 Family	5	18	**23**	0%
Hotel	177	6	**183**	4%
Land	-	43	**43**	1%
Other	385	58	**443**	10%
Total	$ 4,380	$ 233	**$ 4,613**	100%

Commercial		21%
	Total	%
Food & Lodging	**$ 400**	19%
Manufacturing	**247**	12%
Finance and Ins	**223**	11%
Wholesale Trade	**141**	7%
Professional	**189**	9%
RE Agents / Brokers	**240**	12%
Health Care / Social	**172**	8%
Construction	**62**	3%
Retail	**151**	7%
Arts, Entert., Rec	**90**	4%
Condo	**45**	2%
Trans./Warehousing	**14**	1%
Other Services	**96**	5%
Total	**$ 2,070**	100%

	Equipment Finance		15%
		Total	%
Eastern Funding Core	Laundry	**$ 651**	46%
	Fitness/Macrolease	**157**	11%
	Grocery	**52**	4%
	Dry Cleaning	**22**	2%
	Restaurant	**28**	2%
	Car Wash	**11**	1%
	EF CRE	**182**	13%
	Other EF	**41**	3%
Specialty Vehicle	Tow Truck	**111**	8%
	Heavy Tow	**50**	4%
	FedEx	**27**	2%
	Trailer	**8**	1%
	Other Vehicle	**71**	5%
	Total	**$ 1,411**	100%

Specialty Vehicle	$ 267	19%
Discontinued - in Run off mode		

Consumer		16%
	Total	%
Residential	**$ 1,090**	70%
Home Equity	**384**	25%
Other Consumer	**60**	4%
Purchase Mtge	**15**	1%
Total	**$ 1,549**	100%

Owner Occupied CRE included in Commercial and Equipment Finance

Total Loans Outstanding $ 9,643

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.

BROOKLINE BANCORP

17

CRE – Loan to Value (LTV) 42% 45% 39% 37% 43% 15% 38% 51% 53% 49% 44% 41% 58% 44% 65% 52% 43% 41% 9% 11% 16% 4% 13% 10% 6% 4% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Apartment Retail Office Industrial 50% and lower Mixed Use 50 - 70 Medical Hotel Restaurant Other Non Owner Occupied CRE and Multifamily Exposures at March 31, 2025. Exposures by LTV 70 - 80 80+ 40% 49% 1% 10% 18

42% 46% 47% 28% 41% 27% 71% 64% 36% 11% 7% 6% 7% 9% 4% 3% 5% 10% 16% 17% 26% 22% 22% 26% 11% 24% 23% 21% 16% 17% 23% 24% 0 2% 7% 17% 6% 7% 16% 2% 24% 8% 10% 0% 19% 1% 9% 5% 4% 2 1% 2 0% 0% 4% 2 0% 0% 0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Apartment Retail Office 2019 and Before Restaurant Other Non Owner Occupied CRE and Multifamily Exposures at March 31, 2025. Exposures by Year of Origination Industrial Mixed Use Medical Hotel 2020 2021 2022 2023 2024 2025 0 % CRE - Vintage 3% 9% 19% 19% 8% 42% 19

ICRE Maturities, excludes Construction 1Q25 ICRE Maturities by Size Average Loan Size Number of Loans Outstanding Loan Size $16.1 25 $401.9 $10MM+ 6.9 27 186.5 $5MM - $10MM 2.3 104 242.9 $1MM - $5MM 0.4 207 72.7 Under $1MM $2.5 363 $904.0 Total 20

Office Maturities, excludes Construction

1Q25

- No significant changes in the Bank's Office portfolio during the quarter. 31% ($207MM) of the portfolio is maturing before 3/31/2027, which maintains a 95% Pass rating. Maturities are staggered in the next 24 months, with $105MM (16%) maturing in 2025.
- The Criticized + Classified population now only consists of a $10.8MM Boston CBD exposure. The small $200K exposure from last quarter paid off in full.
- The $170 PSF sale of the Boston CBD office building securing the aforementioned $10.8MM Classified loan is still expected to close in Q2. The loan carries a specific reserve that reflects this value.
- Overall, the portfolio has continued to perform relatively well with no meaningful deterioration during the quarter. The portfolio maintains a 90% overall Pass rating.

Office Maturities - Asset Quality

Loan Size	Outstanding	Average Loan Size	Average DSC	Average LTV
Core	$196.2	$4.7	1.54x	50%
Criticized + Classified	11.0	5.5	0.42x	176%
Total	**$207.2**	**$4.7**	**1.48x**	**57%**

Office Maturities by Quarter



Office Maturities by Quarter
Millions
$70
$60
$50
$40
$30
$20
$10
$0
$15
$60
$30
$0
$41
$8
$41
$12
Q2 - 2025
Q3 - 2025
Q4 - 2025
Q1 - 2026
Q2 - 2026
Q3 - 2026
Q4 - 2026
Q1 - 2027

Office Maturities by Submarket

Bank	Outstanding	Number of Loans	Average Loan Size
Brookline Bank	**159.4**	**22**	**$7.2**
Boston	*60.9*	*6*	*10.1*
Inside 128	*46.2*	*7*	*6.6*
Other BBK	*52.4*	*9*	*5.8*
Bank Rhode Island	**46.9**	**19**	**2.5**
Providence Cranston Pawtucket	*33.4*	*14*	*2.4*
Other BARI	*13.5*	*5*	*2.7*
PCSB	**0.9**	**3**	**0.3**
NY	*0.2*	*1*	*0.2*
Other PCSB	*0.7*	*2*	*0.3*
Total	**$207.2**	**44**	**$4.7**

BROOKLINE BANCORP 21

Multi-Family Maturities, excludes Construction

1Q25

- 16% ($226MM) of the multi-family portfolio matures before 3/31/2027. 94% of the population is Pass rated.
- The maturing Criticized + Classified population is now only comprised of two related construction-to-perm loans totaling $14.3MM used for development of low income and affordable housing complexes in Wareham. The complexes are currently fully occupied and awaiting permanent takeout financing from MassHousing, which is expected in early Q2. Note that a $1MM exposure to a 30-unit apartment building in the Bronx was paid off during the quarter.
- Consistent with the composition of the rest of the portfolio, the vast majority (86%) of maturities are large Class B multi-family properties, followed by small multi-family properties (8%).
- While the portfolio continues to remain healthy, as evidenced by a 97% overall Pass rating, we do acknowledge slight DSC compression driven by loans repricing into higher interest rates.

Multi-Family Maturities - Asset Quality

Loan Size	Outstanding	Average Loan Size	Average DSC	Average LTV
Core	$211.2	$2.0	1.81x	51%
Criticized + Classified	14.3	7.2	0.89x	74%
Total	**$225.6**	**$2.4**	**1.75x**	**52%**



Multi-Family Maturities by Quarter
Millions
$70
$60
$50
$40
$30
$20
$10
$0
$25
$26
$29
$60
$31
$20
$15
$19
Q2 - 2025
Q3 - 2025
Q4 - 2025
Q1 - 2026
Q2 - 2026
Q3 - 2026
Q4 - 2026
Q1 - 2027



Multi-Family Maturities Composition
0%
1%
5%
8%
86%
10+ Apartments
1-9 Multi-Family
Mixed Use
1-9 Condo
10+ Condo

BROOKLINE BANCORP
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ICRE Repricing, excludes Construction and Swapped/Floating Rate Loans 1Q25 ICRE Repricing by Size Average Loan Size Number of Loans Outstanding Loan Size $13.7 5 $68.3 $10MM+ 6.7 12 80.0 $5MM - $10MM 2.2 107 233.0 $1MM - $5MM 0.4 145 62.6 Under $1MM $1.7 269 $444.0 Total 23

Consumer Loans – LTV / FICO 1Q25 24 700+ 87% 650 - 699 6% 600 - 649 2% 599 - N/A 3% 50% or less 32% 50% - 69% 38% 70% - 80% 26% 80%+ 4% 700+ 94% 50% or less 50% - 69% 32% 70% - 80% 32% 80%+ 2% Resid. 1 - 4 58% LTV 2% Resid. 1 - 4 FICO 650 - 699 3% Home Equity FICO Home Equity 34% 56% LTV

Well Diversified Deposit Base – 69% of Customer Deposits are Insured* Consumer Deposits 47% (74% insured) Commercial Deposits 41% (62% insured) * Insured includes deposits which are collateralized. 1Q25 Municipal Deposits 3% Brokered Deposits 9% 25

Securities Portfolio 1Q25 ▪ Highly liquid, risk averse securities portfolio with prudent duration and minimal extension risk. The entire investment portfolio is classified as Available for Sale. ▪ The after tax, mark to market on the portfolio is included in Accumulated Other Comprehensive Income in Stockholders’ Equity. Total OCI represents a reduction in stockholders’ equity of 3.5%. UST 54% 26 Agency 20% Corp 1% MBS 21% CMO 2% Municipals 2% Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. Duration Book Yield Unreal G/L Fair Value Book Value Current Par $ in millions 2.4 2.90% $ (19) $ 473 $ 493 $ 495 U.S. Treasuries 3.6 2.61% (16) 176 192 188 Agency Debentures 1.6 6.50% 0 12 12 13 Corp Bonds 4.8 3.10% (21) 184 205 216 Agency MBS 4.2 2.95% (1) 17 18 19 Agency CMO 2.6 4.72% (0) 20 20 21 Municipals/Other 3.2 2.97% $ (57) $ 882 $ 939 $ 951 Total

Interest Rate Risk Floating (<3m) 35% Adj. 22% Fixed 43% Loan Originations, $411 million Total Loan Portfolio Mix – Duration 1.9 - 0.06% - 0.04% - 0.26% - 0.28% - 0.38% - 0.41% - 0.67% - 0.63% 0.69% 1.23% 1.47% 1.96% Cumulative Net Interest Income Change by Quarter 03/31/2025 Flat Balance Sheet , simulations reflect a product weighted beta of 40% on total deposits. - 100bps Ramp Forward - Implied Rates +200bps Ramp Floating (<3m) 23% 27 Adj. 38% Fixed 39% 1Q25 2Q’25 3Q’25 4Q’25 1Q’26

Deposit and Funding Betas - Percentage Change in Cost versus Change in Federal Funds Rate

1Q25

	Rising Interest Rate Environment				Declining Interest Rate Environment			
Rates / Costs	Cycle Start 4Q21	Cycle End 2Q24	Period Change	**Beta***	Cycle End 2Q24	**Current 1Q25**	Period Change	**Beta***
Fed Funds Rate	**0.25%**	**5.50%**	**5.25%**		**5.50%**	**4.50%**	**-1.00%**	
NOW	0.08%	0.68%	0.60%	11%	0.68%	0.65%	-0.03%	3%
Savings	0.10%	2.76%	2.66%	51%	2.76%	2.37%	-0.39%	39%
MMA	0.26%	3.08%	2.82%	54%	3.08%	2.52%	-0.56%	56%
CDs	0.73%	4.43%	3.70%	70%	4.43%	4.21%	-0.22%	22%
Brokerd CDs	0.16%	5.25%	5.09%	97%	5.25%	4.82%	-0.43%	43%
Total Interest Bearing	0.32%	3.39%	3.07%	58%	3.39%	3.01%	-0.38%	38%
DDA	0.00%	0.00%	0.00%	0%	0.00%	0.00%	0.00%	0%
Total Deposit Costs	0.23%	2.75%	2.52%	48%	2.75%	2.44%	-0.31%	31%
Borrowings	2.05%	5.00%	2.95%	56%	5.00%	4.96%	-0.04%	4%
Total Funding Costs	0.30%	3.04%	2.74%	52%	3.04%	2.74%	-0.30%	30%

* Betas based on reported quarterly cost of funds (Betas expressed as absolute values); Does not capture the impact of lag effects and timing of rate moves. Cost of deposits reflects interest costs over the quarter on a blended product category basis.

- The Federal Reserve began increasing the Federal Funds rate in March 2022; increasing rates 5.25% through June 2024.
- **On Sept 18, 2024 the FRB began reducing the Federal Funds rate with an initial cut of 50 basis points.**
- Additional 25 basis point reductions occurred at both the November 7th and December 18th, 2024 meetings.

BROOKLINE BANCORP
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